UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 21, 2024
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
95 Third Street, 2nd Floor,
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain      Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 21, 2024, Kevin Hartz, a member of the Board of Directors (the “Board”) of Eventbrite, Inc. (the “Company”) and its Board Chairman, notified the Company that he does not plan to stand for reelection when his current term expires at the Company’s 2024 Annual Meeting of Stockholders, scheduled for June 6, 2024. Mr. Hartz’s decision not to stand for reelection as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 21, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Julia Hartz, CEO and member of the Board, to serve as the Chair of the Board, effective June 6, 2024.

Also on March 21, 2024, Steffan Tomlinson, a member of the Board, and the Chair of its Audit Committee, informed the Company that he intended to resign from the Board and on March 21, 2024, Mr. Tomlinson’s resignation was accepted by the Board effective immediately. Mr. Tomlinson’s resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. On March 21, 2024, the Board appointed Helen Riley, a member of the Board of Eventbrite, to serve as the Chair of the Audit Committee of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2024	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer